PRESS RELEASE

November 4, 2024

Century Casinos, Inc. Announces Third Quarter 2024 Results

2025 Looks Promising After Opening of New Land-Based Casino in Missouri and Reopening of the Wroclaw Casino in Poland

Colorado Springs, Colorado – November 4, 2024 – Century Casinos, Inc. (the “Company”, “we”, “us”, or “our”) (Nasdaq Capital Market®: CNTY) today announced its financial results for the three and nine months ended September 30, 2024.

Third Quarter 2024 Highlights*

Compared to the three months ended September 30, 2023:

•	Net operating revenue was $155.7 million, a decrease of 3%.
•	Earnings from operations were $17.9 million, an increase of 24%.
•	Net loss attributable to Century Casinos, Inc. shareholders was ($8.1) million, a decrease in net loss of 43%, and basic net loss per share was ($0.26).
•	Adjusted EBITDAR** was $32.9 million, a decrease of (1%).

“Earnings from operations were in line with our expectations for the third quarter and grew 24% compared to the third quarter of 2023. This past Friday we opened the new land-based casino and hotel in Caruthersville, Missouri. We are excited for the potential of this new casino and hotel to expand our customer base further into Arkansas and the north Memphis area of Tennessee,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “We have also reopened the Wroclaw casino in Poland. This will decrease the disruptions we have had in our Poland segment,” they continued.

UPDATES

Caruthersville Project – The Company opened its new land-based casino and hotel in Caruthersville, Missouri on November 1, 2024.  The new Century Casino & Hotel Caruthersville has 599 slot machines and nine live table games, a 50% increase in gaming positions compared with the temporary casino location. The number of hotel rooms doubled to 74.  The project cost an estimated $51.9 million. The Company funded this project through VICI Properties Inc. (“VICI”). VICI owns the real estate improvements associated with the Caruthersville project, which becomes a part of the Company’s triple net master lease (“Master Lease”) with subsidiaries of VICI.

Poland –  The Company reopened the Wroclaw casino at its new location on October 24, 2024. The Company was notified in October 2024 that it had not received new licenses for its Krakow casino or LIM Center casino in Warsaw.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR,  Adjusted EBITDAR margin and Net Debt are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

RESULTS

The consolidated results for the three and nine months ended September 30, 2024 and 2023 are as follows:

	For the three months			For the nine months
Amounts in thousands, except per share data	ended September 30,		%	ended September 30,		%
Consolidated Results:	2024	2023	Change	2024	2023	Change
Net Operating Revenue	$155,701	$161,179	(3%)	$438,147	$406,448	8%
Earnings from Operations	17,918	14,467	24%	40,466	51,494	(21%)
Net Loss Attributable to Century Casinos, Inc. Shareholders	$(8,119)	$(14,175)	43%	$(63,276)	$(17,377)	(264%)

Adjusted EBITDAR**	$32,902	$33,347	(1%)	$81,598	$88,686	(8%)

Net Loss Per Share Attributable to Century Casinos, Inc. Shareholders:
Basic	$(0.26)	$(0.47)	45%	$(2.07)	$(0.57)	(264%)
Diluted	$(0.26)	$(0.47)	45%	$(2.07)	$(0.57)	(264%)

RESULTS BY Reportable Segment*

Following is a summary of the changes in net operating revenue by reportable segment for the three and nine months ended September 30, 2024,  compared to the three and nine months ended September 30, 2023:

	Net Operating Revenue
	For the three months				For the nine months
Amounts in	ended September 30,		$	%	ended September 30,		$	%
thousands	2024	2023	Change	Change	2024	2023	Change	Change
United States	$117,139	$116,861	$278	—	$319,680	$277,636	$42,044	15%
Canada	20,275	20,921	(646)	(3%)	58,425	56,262	2,163	4%
Poland	18,287	23,397	(5,110)	(22%)	60,029	72,489	(12,460)	(17%)
Corporate and Other	—	—	—	—	13	61	(48)	(79%)
Consolidated	$155,701	$161,179	$(5,478)	(3%)	$438,147	$406,448	$31,699	8%

Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three and nine months ended September 30, 2024,  compared to the three and nine months ended September 30, 2023:

	Earnings (Loss) from Operations
	For the three months				For the nine months
Amounts in	ended September 30,		$	%	ended September 30,		$	%
thousands	2024	2023	Change	Change	2024	2023	Change	Change
United States	$18,195	$19,812	$(1,617)	(8%)	$40,760	$51,614	$(10,854)	(21%)
Canada	3,811	2,080	1,731	83%	12,203	10,727	1,476	14%
Poland	(1,214)	1,271	(2,485)	(196%)	(1,416)	5,138	(6,554)	(128%)
Corporate and Other	(2,874)	(8,696)	5,822	67%	(11,081)	(15,985)	4,904	31%
Consolidated	$17,918	$14,467	$3,451	24%	$40,466	$51,494	$(11,028)	(21%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR, Adjusted EBITDAR margin and Net Debt are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

2/11

Following is a summary of the changes in net (loss) earnings attributable to Century Casinos, Inc. shareholders by reportable segment for the three and nine months ended September 30, 2024,  compared to the three and nine months ended September 30, 2023:

	Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders
	For the three months				For the nine months
Amounts in	ended September 30,		$	%	ended September 30,		$	%
thousands	2024	2023	Change	Change	2024	2023	Change	Change
United States	$4,701	$5,273	$(572)	(11%)	$(25,066)	$17,026	$(42,092)	(247%)
Canada	1,134	(1,730)	2,864	166%	3,276	2,865	411	14%
Poland	(681)	788	(1,469)	(186%)	(716)	3,066	(3,782)	(123%)
Corporate and Other	(13,273)	(18,506)	5,233	28%	(40,770)	(40,334)	(436)	(1%)
Consolidated	$(8,119)	$(14,175)	$6,056	43%	$(63,276)	$(17,377)	$(45,899)	(264%)

Items deducted from or added to earnings from operations to arrive at net (loss) earnings attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax (benefit) expense, and non-controlling interests. Increased interest expense and a valuation allowance on net deferred tax assets in the United States negatively impacted net loss attributable to Century Casinos, Inc. shareholders. Interest expense increased primarily due to additional properties added to the Master Lease. The Company recorded a valuation allowance on its net deferred tax assets related to the United States, resulting in $23.8 million of tax expense during the second quarter of 2024. Based on the analysis of future realization of the United States deferred tax assets, the Company concluded that it is more likely than not that the benefit from certain deferred tax assets will not be realized and therefore recorded the valuation allowance.

Following is a summary of the changes in Adjusted EBITDAR** by reportable segment for the three and nine months ended September 30, 2024 compared to the three and nine months ended September 30, 2023:

	Adjusted EBITDAR**
	For the three months				For the nine months
Amounts in	ended September 30,		$	%	ended September 30,		$	%
thousands	2024	2023	Change	Change	2024	2023	Change	Change
United States	$29,172	$30,489	$(1,317)	(4%)	$73,349	$76,086	$(2,737)	(4%)
Canada	4,889	4,706	183	4%	15,482	14,380	1,102	8%
Poland	1,958	1,948	10	1%	3,166	7,111	(3,945)	(55%)
Corporate and Other	(3,117)	(3,796)	679	18%	(10,399)	(8,891)	(1,508)	(17%)
Consolidated	$32,902	$33,347	$(445)	(1%)	$81,598	$88,686	$(7,088)	(8%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR, Adjusted EBITDAR margin and Net Debt are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

3/11

Balance Sheet and Liquidity

As of September 30, 2024, the Company had $118.8 million in cash and cash equivalents compared to $171.3 million in cash and cash equivalents at December 31, 2023. Cash and cash equivalents decreased primarily due to tax payments of $12.2 million related to the September 2023 sale and leaseback of the Company’s Canada properties and purchases of property and equipment of $44.5 million. As of September 30, 2024, the Company had $339.6 million in outstanding debt compared to $346.8 million in outstanding debt at December 31, 2023.  The outstanding debt as of September 30, 2024 included $337.8 million related to the term loan under the Goldman Credit Agreement and $1.9 million of bank debt related to Century Resorts Management GmbH (“CRM”). The Company also has a $657.4 million long-term financing obligation under its Master Lease.

Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the quarter ended September 30, 2024 on its website at www.cnty.com/investor/financials/sec-filings/. The Company will also post its current presentation, which may be used in one or more meetings with current and potential investors from time to time, at the Company’s website under www.cnty.com/investor/presentations/.

The Company will host its third quarter 2024 earnings conference call today, Monday,  November 4, 2024 at 10:00 am EST / 8:00 am MST. U.S. domestic participants should dial 888-999-5318. For all international participants, please use 848-280-6460 to dial-in. The conference ID is ‘Casinos’. Participants may listen to the call live at http://app.webinar.net/rLbQDZExEzo or obtain a recording of the call on the Company’s website until November 30, 2024 at www.cnty.com/investor/financials/sec-filings/.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR, Adjusted EBITDAR margin and Net Debt are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

4/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Loss

	For the three months		For the nine months
	ended September 30,		ended September 30,
Amounts in thousands, except for per share information	2024	2023	2024	2023
Operating revenue:
Net operating revenue	$155,701	$161,179	$438,147	$406,448
Operating costs and expenses:
Total operating costs and expenses	137,783	146,712	397,681	356,075
Earnings from equity investment	—	—	—	1,121
Earnings from operations	17,918	14,467	40,466	51,494
Non-operating (expense) income, net	(24,977)	(31,001)	(72,599)	(62,915)
Loss before income taxes	(7,059)	(16,534)	(32,133)	(11,421)
Income tax benefit (expense)	334	3,068	(25,299)	1,349
Net loss	(6,725)	(13,466)	(57,432)	(10,072)
Net earnings attributable to non-controlling interests	(1,394)	(709)	(5,844)	(7,305)
Net loss attributable to Century Casinos, Inc. shareholders	$(8,119)	$(14,175)	$(63,276)	$(17,377)

Net loss per share attributable to Century Casinos, Inc. shareholders:
Basic	$(0.26)	$(0.47)	$(2.07)	$(0.57)
Diluted	$(0.26)	$(0.47)	$(2.07)	$(0.57)

Weighted average common shares
Basic	30,683	30,340	30,595	30,245
Diluted	30,683	30,340	30,595	30,245

Condensed Consolidated Balance Sheets
	September 30,	December 31,
Amounts in thousands	2024	2023
Assets
Current assets	$155,017	$207,017
Property and equipment, net	926,633	913,561
Other assets	221,005	239,084
Total assets	$1,302,655	$1,359,662

Liabilities and Equity
Current liabilities	$86,825	$93,619
Non-current liabilities	1,066,797	1,051,602
Century Casinos, Inc. shareholders' equity	56,805	121,392
Non-controlling interests	92,228	93,049
Total liabilities and equity	$1,302,655	$1,359,662

5/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDAR* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended September 30, 2024
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$4,701	$1,134	$(681)	$(13,273)	$(8,119)
Interest expense (income), net (1)	11,720	3,241	(14)	10,157	25,104
Income tax (benefit) expense	—	(481)	(95)	242	(334)
Depreciation and amortization	10,939	1,078	409	36	12,462
Net earnings (loss) attributable to non-controlling interests	1,774	(39)	(341)	—	1,394
Non-cash stock-based compensation	—	—	—	(280)	(280)
Loss (gain) on foreign currency transactions, cost recovery income and other	25	(44)	(83)	1	(101)
Loss on disposition of fixed assets	13	—	10	—	23
Pre-opening expenses	—	—	2,753	—	2,753
Adjusted EBITDAR	$29,172	$4,889	$1,958	$(3,117)	$32,902

(1)

See “Summary of Interest Expense (Income), Net” below for a breakdown of interest expense (income), net and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.

	For the three months ended September 30, 2023
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$5,273	$(1,730)	$788	$(18,506)	$(14,175)
Interest expense (income), net (1)	11,951	8,706	(74)	10,785	31,368
Income tax expense (benefit)	818	(3,403)	378	(861)	(3,068)
Depreciation and amortization	10,706	1,102	653	57	12,518
Net earnings (loss) attributable to non-controlling interests	1,770	(1,453)	392	—	709
Non-cash stock-based compensation	—	—	—	1,082	1,082
(Gain) loss on foreign currency transactions and cost recovery income (2)	(85)	1,484	(213)	(46)	1,140
Loss on disposition of fixed assets	56	—	24	—	80
Acquisition costs	—	—	—	3,693	3,693
Adjusted EBITDAR	$30,489	$4,706	$1,948	$(3,796)	$33,347

(1)	See “Summary of Interest Expense (Income), Net” below for a breakdown of interest expense and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.
(2)	Included in the Canada segment is $0.3 million related to the earn out from the sale of casino operations in Calgary in 2020.

6/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDAR* to Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the nine months ended September 30, 2024
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(25,066)	$3,276	$(716)	$(40,770)	$(63,276)
Interest expense (income), net (1)	35,159	9,300	(70)	30,927	75,316
Income tax expense (benefit)	25,340	702	143	(886)	25,299
Depreciation and amortization	32,030	3,315	1,462	135	36,942
Net earnings (loss) attributable to non-controlling interests	5,327	875	(358)	—	5,844
Non-cash stock-based compensation	—	—	—	566	566
Loss (gain) on foreign currency transactions, cost recovery income and other (2)	24	(1,950)	(415)	(352)	(2,693)
Loss (gain) on disposition of fixed assets	535	(36)	367	—	866
Acquisition costs	—	—	—	(19)	(19)
Pre-opening expenses	—	—	2,753	—	2,753
Adjusted EBITDAR	$73,349	$15,482	$3,166	$(10,399)	$81,598

(1)

See “Summary of Interest Expense (Income), Net” below for a breakdown of interest expense (income), net and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.

(2)	Included in the Canada segment is $1.1 million related to cost recovery income for CDR.

	For the nine months ended September 30, 2023
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$17,026	$2,865	$3,066	$(40,334)	$(17,377)
Interest expense (income), net (1)	26,370	9,776	(285)	31,238	67,099
Income tax expense (benefit)	4,656	(624)	1,398	(6,779)	(1,349)
Depreciation and amortization	24,065	3,374	1,948	175	29,562
Net earnings attributable to non-controlling interests	3,562	2,212	1,531	—	7,305
Non-cash stock-based compensation	—	—	—	2,746	2,746
Gain on foreign currency transactions, cost recovery income and other (2)	(85)	(3,228)	(572)	(42)	(3,927)
Loss on disposition of fixed assets	492	5	25	4	526
Acquisition costs	—	—	—	4,101	4,101
Adjusted EBITDAR	$76,086	$14,380	$7,111	$(8,891)	$88,686

(1)

See “Summary of Interest Expense (Income), Net” below for a breakdown of interest expense (income), net and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.

(2)	Included in the Canada segment is $1.6 million related to the earn out from the sale of casino operations in Calgary in 2020 and $3.5 million related to cost recovery income for CDR.

7/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Net Earnings (Loss) Margins** and Adjusted EBITDAR Margins***

		For the three months		For the nine months
		ended September 30,		ended September 30,
		2024	2023	2024	2023
United States	Net Operating Revenue	$117,139	$116,861	$319,680	$277,636
	Net Earnings (Loss) Margin	4%	5%	(8%)	6%
	Adjusted EBITDAR Margin	25%	26%	23%	27%

Canada	Net Operating Revenue	$20,275	$20,921	$58,425	$56,262
	Net Earnings (Loss) Margin	6%	(8%)	6%	5%
	Adjusted EBITDAR Margin	24%	23%	27%	26%

Poland	Net Operating Revenue	$18,287	$23,397	$60,029	$72,489
	Net Earnings (Loss) Margin	(4%)	3%	(1%)	4%
	Adjusted EBITDAR Margin	11%	8%	5%	10%

Corporate and Other	Net Operating Revenue	$—	$—	$13	$61
	Net Earnings (Loss) Margin	NM (1)	NM	NM	NM
	Adjusted EBITDAR Margin	NM	NM	NM	NM

Consolidated	Net Operating Revenue	$155,701	$161,179	$438,147	$406,448
	Net Earnings (Loss) Margin	(5%)	(9%)	(14%)	(4%)
	Adjusted EBITDAR Margin	21%	21%	19%	22%

(1)	Not meaningful.

Summary of Interest Expense (Income), Net

	For the three months		For the nine months
	ended September 30,		ended September 30,
Amounts in thousands	2024	2023	2024	2023
Interest income	$(751)	$(75)	$(2,110)	$(340)
Interest expense - Credit Agreements	9,881	10,056	29,601	29,054
Interest expense - VICI Financing Obligation	15,212	12,902	45,586	27,344
Interest expense - CDR Land Lease (1)	—	400	—	1,452
Interest expense - Deferred Financing Costs	674	674	2,022	2,021
Interest expense - Misc	88	87	217	244
Interest expense - Other (2)	—	7,324	—	7,324
Interest expense (income), net	$25,104	$31,368	$75,316	$67,099

(1)	The CDR land lease ended on September 6, 2023 in conjunction with the sale and leaseback of our Canada properties.
(2)	Interest expense – Other is $7.3 million related to the debt extinguishment of the CDR land lease in Canada for the three and nine months ended September 30, 2023.

8/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Cash Rent Payments

	For the three months		For the nine months
	ended September 30,		ended September 30,
Amounts in thousands	2024	2023	2024	2023
Master Lease	$13,190	$11,923	$37,829	$25,654
CDR Land Lease	—	275	—	1,258
Nugget Lease (1)	1,913	1,900	5,088	3,800

(1)

Represents payments with respect to the 50% interest in the Nugget Lease owned by Marnell Gaming, LLC through Smooth Bourbon, LLC (“Smooth Bourbon”), a 50% owned subsidiary of the Company that owns the real estate assets underlying the Nugget Casino Resort.

The table below shows the Company’s reporting units and operating segments that are included in each of the Company’s reportable segments as of September 30, 2024.

Reportable Segment	Operating Segment	Reporting Unit
United States	East	Mountaineer Casino, Resort & Races
Rocky Gap Casino, Resort & Golf
	Midwest	Century Casino & Hotel — Central City
Century Casino & Hotel — Cripple Creek
Century Casino & Hotel — Cape Girardeau
Century Casino & Hotel — Caruthersville and The Farmstead
	West	Nugget Casino Resort and Smooth Bourbon, LLC
Canada	Canada	Century Casino & Hotel — Edmonton
Century Casino St. Albert
Century Mile Racetrack and Casino
Century Downs Racetrack and Casino
Poland	Poland	Casinos Poland
Corporate and Other	Corporate and Other	Cruise Ships & Other (1)
Corporate Other (2)

(1)	The Company operated on ship-based casinos through April 16, 2023.
(2)

The Company’s equity interest in Smooth Bourbon was included in the Corporate Other reporting unit until April 3, 2023, when the Company acquired the Nugget Casino Resort and the Company began consolidating Smooth Bourbon.

* We define Adjusted EBITDAR as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income) (including interest expense related to the Master Lease), net, income taxes (benefit), depreciation, amortization, non-controlling interests net earnings (losses) and transactions, pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, loss (gain) on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions, cost recovery income and other, gain on business combination and certain other one-time transactions. The Master Lease is accounted for as a financing obligation. As such, a portion of the periodic payment under the Master Lease is recognized as interest expense with the remainder of the payment impacting the financing obligation using the effective interest method. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDAR reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under GAAP.

9/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Adjusted EBITDAR is used outside of our financial statements solely as a valuation metric and is not considered a measure of performance recognized under GAAP. Adjusted EBITDAR is an additional metric used by analysts in valuing gaming companies subject to triple net leases such as our Master Lease since it eliminates the effects of variability in leasing methods and capital structures. This metric is included as supplemental disclosure because (i) we believe Adjusted EBITDAR is used by gaming operator analysts and investors to determine the equity value of gaming operators and (ii) financial analysts refer to Adjusted EBITDAR when valuing our business. We believe Adjusted EBITDAR is useful for equity valuation purposes because (i) its calculation isolates the effects of financing real estate, and (ii) using a multiple of Adjusted EBITDAR to calculate enterprise value allows for an adjustment to the balance sheet to recognize estimated liabilities arising from operating leases related to real estate.

Adjusted EBITDAR should not be construed as an alternative to net earnings (loss) attributable to Century Casinos, Inc. shareholders, the most directly comparable GAAP measure, as indicators of our performance. In addition, Adjusted EBITDAR as used by us may not be defined in the same manner as other companies in our industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies. Consolidated Adjusted EBITDAR should not be viewed as a measure of overall operating performance or considered in isolation or as an alternative to net earnings (loss) attributable to Century Casinos, Inc. shareholders, because it excludes the rent expense associated with our Master Lease and several other items.

** The Company defines net earnings (loss) margin as net earnings (loss) attributable to Century Casinos, Inc. shareholders divided by net operating revenue.

*** The Company defines Adjusted EBITDAR margin as Adjusted EBITDAR divided by net operating revenue. Adjusted EBITDAR margins are a non-US GAAP measure. Management uses these margins as one of several measures to evaluate the efficiency of the Company’s casino operations.

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company. In the United States the Company operates the following operating segments: (i) in the East, the Mountaineer Casino, Resort & Races in New Cumberland, West Virginia and Rocky Gap Casino, Resort & Golf in Flintstone, Maryland; (ii) in the Midwest, the Century Casinos & Hotels Cape Girardeau and Caruthersville in Missouri, and Century Casinos & Hotels in Cripple Creek and Central City, Colorado; and (iii) in the West, the Nugget Casino Resort, in Reno-Sparks, Nevada. In Alberta, Canada, the Company operates Century Casino & Hotel in Edmonton, the Century Casino in St. Albert, Century Mile Racetrack and Casino in Edmonton and Century Downs Racetrack and Casino in Calgary. In Poland, the Company operates six casinos through its subsidiary Casinos Poland Ltd. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY. For more information about Century Casinos, visit our website at www.cnty.com.

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FORWARD-LOOKING STATEMENTS, BUSINESS ENVIRONMENT AND RISK FACTORS

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding projects in development and other opportunities, including the benefits of our Caruthersville land-based casino and hotel, licensing and reopening of our Poland casinos, expectations for our Poland segment moving forward,  the Goldman Credit Agreement and obligations under our Master Lease and our ability to repay our debt and other obligations, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, and plans for our casinos and our Company, including expectations regarding 2024, 2025 and later results. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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